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                                                                      EXHIBIT 21


                SUBSIDIARIES OF LEGENDS FINANCIAL HOLDINGS, INC.


Name of Subsidiary                                 Jurisdiction of Incorporation
------------------                                 -----------------------------
Legends Bank, a Tennessee banking corporation      Tennessee
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